Exhibit 21.1

OneBeacon Insurance Group, Ltd.

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation/Formation
Fund American Financial Services, Inc.	Delaware
Fund American Enterprises Holdings, Inc.	Delaware
Fund American Companies, Inc.	Delaware
OneBeacon Insurance Group LLC	Delaware
AutoOne Management Company, Inc.	Delaware
AutoOne Insurance Agency, Inc.	Delaware
OneBeacon Professional Partners, Inc.	Delaware
New Jersey Skylands Management LLC	Delaware
New Jersey Skylands Insurance Association	New Jersey
New Jersey Skylands Insurance Company	New Jersey
A.W.G. Dewar, Inc.	Massachusetts
OneBeacon Risk Management, Inc.	Delaware
OneBeacon Lloyd’s Inc.	Texas
Houston General Insurance Management Company	Texas
Houston General Insurance Exchange	Texas
Houston General Insurance Company	Texas
TCH Insurance Agency, Inc.	Massachusetts
Prospector Partners Turtle Fund	Delaware
Adirondack AIF, LLC	New York
Adirondack Insurance Exchange	New York
OneBeacon Insurance Company	Pennsylvania
AutoOne Insurance Company	New York
Atlantic Specialty Insurance Company	New York
OneBeacon America Insurance Company	Massachusetts
York Insurance Company of Maine	Maine
OneBeacon Lloyd’s of Texas	Texas
Traders & General Insurance Company	Texas
The Northern Assurance Company of America	Massachusetts
OneBeacon Midwest Insurance Company	Wisconsin
The Employers’ Fire Insurance Company	Massachusetts
Massachusetts Homeland Insurance Company	Massachusetts
Homeland Insurance Company of New York	New York
AutoOne Select Insurance Company	New York
Farmers and Merchants Insurance Company	Oklahoma
Midwestern Insurance Company	Oklahoma
Main Street America Holdings, Inc.	New Hampshire
Main Street America Assurance Company	New Hampshire
Old Dominion Insurance Company	Florida
Main Street America Capital Corporation	New Hampshire
The Camden Fire Insurance Association	New Jersey
Pennsylvania General Insurance Company	Pennsylvania
American Employers’ Insurance Company	Massachusetts
American Central Insurance Company	Missouri
Potomac Insurance Company	Pennsylvania
National Marine Underwriters, Inc.	Delaware